Aberdeen Standard Investments ETFs 485APOS

EX.99.E4

Amendment No. 1 to the Distribution Agreement

This Amendment No. I (this “Amendment”) to the Distribution Agreement is entered into by and between Aberdeen Standard Investments ETFs (formerly, ETFS Trust), a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”), and is effective as of October 1, 2018.

WHEREAS, the Trust and ALPS entered into a Distribution Agreement dated as of April 16, 2018, as amended (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the provisions of the Agreement as set forth herein.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	All references to “ETFS Trust” shall be deleted and replaced with “Aberdeen Standard Investments ETFs.”

2.	Appendix A to Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

3.	The address for notices required or permitted to be given to the Trust pursuant to the Agreement is hereby deleted and replaced with the following:

Aberdeen Standard Investments ETFs c/o
Aberdeen Standard Investments

712 Fifth Avenue - 49th Floor, New York, NY 10019
Attn: Adam Rezak

Telephone: 844-383-7289

E-Mail: adam.rezak@aberdeenstandard.com

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

Aberdeen Standard Investments ETFs		ALPS Distributors, Inc

By:	/s/ Lucia Sitar	By:	/s/ Steven B. Price
Name: Lucia Sitar		Name: Steven B. Price
Title: Vice President		Title: SVP and Director of Distribution Services

.

EX.99.E4

APPENDIX A

LIST OF FUNDS

Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1Free ETF

Aberdeen Standard Bloomberg All Commodity Strategy K-1Free ETF

Aberdeen Standard Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF

Aberdeen Standard Bloomberg Energy Commodity Strategy K-1Free ETF

Aberdeen Standard Bloomberg Agriculture Commodity Strategy K-1Free ETF